AMENDMENT NO. 1 TO COMMON STOCK PURCHASE
                     AND SALE AGREEMENT


          Amendment No. 1 dated as of March 5, 1996 (the "Amendment"), to the Common Stock Purchase and Sale Agreement, dated January 18, 1996, by and among TCW Special Credits, a California general partnership, for itself (in its individual capacity, "TCW") and as general partner or investment manager for the entities (other than TCW Trust (as defined below)) set forth on Schedule I attached thereto, Trust Company of the

West, a California corporation, for itself and as trustee for TCW Special

Credits Trust, a California collective investment trust ("TCW Trust"),

and Resource Group International, Inc., a Washington corporation

("Purchaser").

          Each of the parties to the Agreement have determined that it is necessary and desirable to amend the Agreement as provided herein, and,

in consideration of the premises and the agreements set forth herein and in the Agreement, TCW and Purchaser have executed and delivered this

Amendment in accordance with Section 23 of the Agreement.

          1.   The following is hereby added to the Agreement as Section

31 thereof:

          "The parties hereto (other than Purchaser) agree to execute and deliver to Purchaser an irrevocable proxy substantially in the form attached as Exhibit A."

          2.  Exhibit A hereto is hereby added to the Agreement as

Exhibit A thereto.

          3.  This Amendment to the Agreement is irrevocable and shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          4.  This Amendment to the Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Terms not defined herein shall, unless the context otherwise requires,

have the meanings assigned to such terms in the Agreement.

          5.   In all respects not inconsistent with the terms and

provisions of this Amendment, the Agreement is hereby ratified, adopted,

approved and confirmed.

          IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to the Agreement to be duly executed as of the date first above written.


                    TCW SPECIAL CREDITS

                    By:  TCW ASSET MANAGEMENT COMPANY, its managing
                         general partner


                         By:

                              Bruce A. Karsh
                              Authorized Signatory


                         By:

                              Kenneth Liang
                              Authorized Signatory


                    RESOURCE GROUP INTERNATIONAL, INC.


                    By

                         Name:  David A. Harrick
                         Title:  Treasurer

                                                   EXHIBIT A




                      IRREVOCABLE PROXY


          By its execution hereof, each of the undersigned hereby irrevocably constitutes and appoints RGI Realty, Inc., a Florida corporation ("RGI"), as its true and lawful proxy and attorney-in-fact, with respect to the portion of the 1,249,571 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Koger Equity, Inc., a Florida corporation (the "Company"), beneficially owned by it as of the date hereof and identified on Schedule I hereto, to: (i) vote at any annual or special meeting of the stockholders of the Company, to take any action, including, without limitation, amending the Company's by-laws, removing one or more directors with or without cause, and electing directors or filling vacancies or newly-created directorships; (ii) to exercise written consent in lieu of voting with respect to the matters set forth in the preceding clause (i); and (iii) to execute, acknowledge, swear to and file in the name, place and stead of the undersigned any proxy, consent, approval, or other documents to be executed by the stockholders in connection with the items set forth in the preceding clauses (i) and (ii). The proxy granted hereby is irrevocable and is given in connection with the purchase by RGI of shares of Common Stock pursuant to the Common Stock Purchase and Sale Agreement dated January 18, 1996 (the "Purchase Agreement"), by and among TCW Special Credits, a California general partnership, for itself and as general partner or investment manager for the entities (other than TCW Trust (as defined below)) set forth on Schedule I attached thereto, Trust Company of the West, a California corporation, for itself and as trustee for TCW Special Credits Trust, a California collective investment trust ("TCW Trust"), and Resource Group International, Inc., a Washington corporation; provided, however, that this Irrevocable Proxy shall automatically terminate and be of no further force or effect with respect to any Shares at such time (after giving effect to the execution and delivery of this Irrevocable Proxy) as such Shares cease to be beneficially owned by RGI or any of its affiliates.

          IN WITNESS WHEREOF, each of the undersigned has executed this Irrevocable Proxy as of the 5th day of March, 1996.

        TCW SPECIAL CREDITS, a California
          general partnership, as general partner or investment manager of the entities set forth on Schedule I attached to the Purchase Agreement (other than TCW Special Credits Trust)

        By:TCW ASSET MANAGEMENT COMPANY, its managing general partner


             By:
                 Bruce A. Karsh
                 Authorized Signatory



             By:
                 Kenneth Liang
                 Authorized Signatory

        TRUST COMPANY OF THE WEST, a California
          corporation, as trustee of TCW Special Credits Trust, a California collective investment trust



        By:________________________________
             Bruce A. Karsh
             Authorized Signatory



        By:________________________________
             Kenneth Liang
             Authorized Signatory

        TCW SPECIAL CREDITS, a California
          general partnership

        By:TCW ASSET MANAGEMENT COMPANY, its
             managing general partner



             By:
                 Bruce A. Karsh
                 Authorized Signatory



             By:
                 Kenneth Liang
                 Authorized Signatory


        TRUST COMPANY OF THE WEST, a California
          corporation



        By:_________________________________
             Bruce A. Karsh
             Authorized Signatory



        By:
             Kenneth Liang
             Authorized Signatory

                         SCHEDULE I

                     KOGER EQUITY, INC.
                        COMMON STOCK





     HOLDER                  SECONDARY
                               SHARES

Weyerhaeuser Company          231,171
  Master Retirement Trust

TCW Special Credits Fund      669,770
  III

The Common Fund for Bond       48,733
  Investments

TCW Special Credits Trust     299,897